Exhibit 4.10

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties on September 7, 2021:

1.	Shanghai Zhishi Commercial Consulting Co., Ltd. (the “Pledgee”), a limited liability company legally established and validly existing according to the laws of the People’s Republic of China (hereinafter referred to as “China”), has its registered address at F8-11, No. 2777 Zhouhai Road, Pudong New Area, Shanghai;

2.	Sike Li, a Chinese citizen, resident ID No. ******************, whose residence is **********;

3.	Lingtao Zhang, a Chinese citizen, resident ID No. ******************, whose residence is **********;

4.	Nanjing Zhizhe Tianxia Information Technology Co., Ltd., a limited liability company legally established and validly existing according to the laws of China, has its registered address at Shiqiu Film and Television City, Shiqiu Street, Lishui District, Nanjing; (collectively referred to as the “Pledgor” with Sike Li and Lingtao Zhang).

5.	Shanghai Pinzhi Education Technology Co., Ltd. (the “Target Company”), a limited liability company legally established and validly existing according to Chinese laws, has its registered address at Room 201, F2, Building 11, Lane 1, No. 3805 Songzheng Road, Liantang Town, Qingpu District, Shanghai.

In this Agreement, the Pledgee, the Pledgor and the Target Company shall be collectively referred to as the “parties”, each of which is referred to as a “party”.

Whereas:

1	The Target Company is a company incorporated in China. The Pledgor collectively holds 100% of equity of the Target Company, of which Sike Li holds 35% of equity of the Target Company, Lingtao Zhang holds 10% of equity of the Target Company, and Nanjing Zhizhe Tianxia Information Technology Co., Ltd. holds 55% of equity of the Target Company (as shown in Annex I).

2	On September 7, 2021, the Pledgee and the Target Company signed the Exclusive Technology Development, Consultancy and Services Agreement (the “Service Agreement”).

3	On September 7, 2021, the parties signed the Exclusive Option Agreement (hereinafter referred to as the “Exclusive Option Agreement”).

4	On September 7, 2021, the Pledgor issued a Power of Attorney to the Pledgee (hereinafter referred to as the “Power of Attorney”).

5

In order to ensure that the Pledgor and the Target Company can fulfill their obligations under the Service Agreement, the Exclusive Option Agreement and the Power of Attorney, the Pledgor provides pledge guarantee with all of its equity of the Target Company.

Exhibit 4.10

Through friendly negotiation, the parties reached a consensus on equity pledge. In order to clarify the rights and obligations of the parties, this Agreement is concluded for mutual compliance.

I. Definition and Interpretation

Unless otherwise specified in this Agreement, the following terms shall have the meanings set forth below:

1.	Pledge right: Refers to all the contents listed in Article II of this Agreement.

2.	Pledged equity: Refers to all of the equity legally held by the Pledgor in the Target Company, accounting for 100% of equity of the Target Company in total.

3.	Pledge period: Refers to the period stipulated in Article III of this Agreement.

4.	Event of default: Refers to any situation listed in Article VII of this Agreement.

5.	Notice of default: Refers to the notice issued by the Pledgee announcing the event of default according to this Agreement.
6.	Transaction documents: Service Agreement, Exclusive Option Agreement and Power of Attorney and any modifications, amendments and/or restatements to the aforesaid documents.

7.

Secured obligations: Refers to the direct, indirect and derivative losses and the loss of predictable benefits suffered by the Pledgee due to any event of default by the Pledgor and/or the Target Company. The basis for the amount of such losses includes but is not limited to: the Pledgee’s reasonable business plan and profit forecast, the service fees payable by the Target Company under the Service Agreement, and all expenses incurred by the Pledgee to force the Pledgor and/or the Target Company to fulfill their contractual obligations.

II. Pledge Right

1.

The Pledgor pledges all the equity owned by the Pledgor in the Target Company to the Pledgee as a guarantee for the Pledgor and the Target Company to perform the transaction documents and repay the secured obligations.

2.	Pledge right refers to the right enjoyed by the Pledgee to be compensated firstly with the price of discount, auction or sale of the equity pledged by the Pledgor to the Pledgee.

III. Pledge Period

1.

This Agreement shall take effect from the date of signing, and the pledge right under this Agreement shall be recorded in the register of shareholders of the Target Company (Annex II) and take effect from the date when Shanghai Qingpu District Administration for Market Regulation completes the registration of equity pledge, and the validity period of pledge right is the same as that of the Service Agreement.

2.

In the process of pledge, if the Target Company fails to pay the fees for technology development and consultation services as stipulated in the Service Agreement, the Pledgee has the right to dispose of the pledge right according to the provisions of this Agreement and relevant laws and regulations.

Exhibit 4.10

IV. Custody of Pledge Certificate

1.

Within the pledge period stipulated in this Agreement, the Pledgor shall sign or cause the Target Company to sign the capital contribution certificate and register of shareholders attached to this Agreement, and deliver the above formally signed documents to the Pledgee, who shall keep the above documents within the pledge period stipulated in this Agreement.

2.	The Pledgee is entitled to receive all dividends, bonuses and other cash earnings and non-cash earnings generated from the pledged equity from the date of signing this Agreement.

V. Representations and Warranties of the Pledgor and the Target Company

The Pledgor and the Target Company hereby separately warrant to the Pledgee:

1.	The Pledgor has the full power and authority to sign this Agreement and perform its obligations hereunder, and the terms of this Agreement constitute legal, valid and binding obligations for it;

2.

The Target Company has full corporate power and authority to sign this Agreement and perform its obligations hereunder, and the terms of this Agreement constitute legal, valid and binding obligations for it;

3.

The signing, delivery and performance of this Agreement and any related agreements by the Pledgor and the Target Company shall not violate due to time limit and/or any act or event or any other reason:

(a)	Any establishment documents of the Target Company;

(b)	Any law that the Pledgor and the Target Company shall abide by; or

(c)	Any agreement and any obligation in any written documents such as contracts, agreements and memorandums signed and effective by the Pledgor and the Target Company;

4.	The Pledgor is the legal owner of the pledged equity;

5.	At any time, once the Pledgee exercises the Pledgee’s rights under this Agreement, there shall be no interference from any other party.

6.	Except for the Pledgee, the Pledgor has not set any other pledge rights or third-party rights on its equity.

VI. Undertakings Made by the Pledgor

1.	Within the term of this Agreement, the Pledgor undertakes to the Pledgee that the Pledgor shall:

(a)

Not transfer the equity directly or indirectly in any way without the prior written consent of the Pledgee except for equity transfer to the Pledgee or the person designated by the Pledgee according to the Exclusive Option Agreement, or shall provide no pledge or other form of guarantee that may compromise the rights and interests of the Pledgee;

Exhibit 4.10

(b)

Abide by and implement all laws and regulations on pledge of rights, and notify the Pledgee within five (5) days upon receipt of any notice, instruction or suggestion in respect of the Pledgee from the competent authority, and comply with such notice, instruction or suggestion, or make objections and statements in respect of such matters upon the Pledgee’s reasonable request or with the Pledgee’s consent;

(c)

Notify the Pledgee promptly of any event or notice received that may affect the Pledgor’s equity or any other rights, and any event or notice received that may change any warranty or obligation of the Pledgor under this Agreement or compromise the Pledgor’s performance of its obligations hereunder.

2.

The Pledgor agrees that the Pledgee acquires the pledge right in accordance with the terms of this Agreement and that the pledge right shall not be interrupted or impaired by any legal proceedings taken by the Pledgor, the Pledgor’s heirs, spouses (where applicable), the Pledgor’s principal or any other person.

3.

The Pledgor warrants to the Pledgee that, in order to protect or improve the guarantee of this Agreement for the Pledgor and the Target Company to fulfill the obligations of transaction documents and repay the secured obligations, the Pledgor shall sign in good faith, and cause other interested parties to sign all certificates of rights and contracts required by the Pledgee, and/or perform and cause other interested parties to perform obligations required by the Pledgee, and facilitate the exercise of the rights and authority granted to the Pledgee under this Agreement, sign all the change documents related to the equity certificate with the Pledgee or its designated person (natural person/legal person), and provide the Pledgee with all the notices, orders and decisions related to the pledge right as it deems necessary within a reasonable period of time.

4.

The Pledgor warrants to the Pledgee that, for the benefit of the Pledgee, the Pledgor shall abide by and perform all warranties, promises, agreements, representations and conditions. If the Pledgor fails to perform or fails to fully perform its warranties, promises, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee for all losses suffered therefrom.

5.

The Pledgor warrants to the Pledgee that the Pledgor and the Target Company shall register the pledge right of the Agreement in the register of shareholders of the Target Company on the date of signing this Agreement; within two (2) months from the date of signing this Agreement, the Pledgor shall urge the Target Company to handle the equity pledge registration with the Shanghai Qingpu District Administration for Market Regulation.

VII. Events of Default

1.	The following events shall be deemed as events of default:

(a)

Violation of the obligations under the transaction documents by the Pledgor or the Target Company, including but not limited to the failure of the Target Company to pay the fees for technology development and consultation service payable under the Service Agreement in full and on time;

(b)	Any representations or warranties made by the Pledgor and the Target Company in

Exhibit 4.10

Article V of this Agreement are materially misleading or wrong, and/or the Pledgor and the Target Company violate the representations and warranties made in Article V of this Agreement;

(c)	The Pledgor violates the undertaking in Article VI of this Agreement;

(d)	The Pledgor violates any provision of this Agreement;

(e)	Except as stipulated in clause 1(a) of Article VI of this Agreement, the Pledgor loses the pledged equity for any reason, or transfers the pledged equity without the written consent of the Pledgee;

(f)

Any external loans, guarantees, indemnities, promises or other liabilities of the Pledgor (1) are required to be repaid or performed in advance due to default; or (2) are due but cannot be repaid or performed as scheduled, which causes the Pledgee to believe that the Pledgor's ability to perform its obligations under this Agreement has been affected;

(g)

The Pledgor is unable to repay general debts or other debts, which causes the Pledgee to believe that the Pledgor or the Target Company’s ability to perform the obligations under transaction documents or this Contract has been affected;

(h)

In the event of withdrawal, suspension, invalidation or material modification of any governmental consent, permission, approval or authorization required for the transaction document or this Agreement to be executed or to make it legal or effective;

(i)

The Pledgee believes that the Pledgor or the Target Company’s ability to perform the obligations under transaction documents or this Agreement has been affected due to significant adverse changes in the property owned by the Pledgor;

(j)	The successor or custodian of the Target Company can only partially perform or refuse to perform the obligations under the transaction documents or pay the secured obligations; and

(k)	Other circumstances under which the Pledgee cannot exercise the right to dispose of the pledge right according to relevant laws.

2.

The Pledgor shall immediately notify the Pledgee in writing of any of the matters referred to in clause 1 of this Article or of the occurrence of an event which may lead to such matters. The Pledgee has the right to require the Pledgor to correct the event of default within a time limit.

3.

Unless the events of default listed in clause 1 of this Article has been resolved with the approval of the Pledgee, otherwise, the Pledgee may send a notice of default to the Pledgor in writing when or at any time after the Pledgor’s default occurs, requiring the Pledgor to immediately pay all the arrears and other payables under the Service Agreement or dispose of pledge right according to Article VIII of this Agreement. If the transaction documents or this Agreement are illegal or the Pledgor or the Target Company cannot continue to perform the obligations under transaction documents or this Agreement due to the promulgation of relevant laws, the Pledgor and the Pledgee shall reach a solution satisfactory to the Pledgee within thirty (30) days, otherwise the Pledgee may require the Pledgor to immediately pay all

Exhibit 4.10

the arrears under the Service Agreement, dispose of pledge right according to Article VIII of this Agreement or require the Pledgor to perform the rights under the Exclusive Option Agreement.

VIII. Exercise of Pledge Right

1.	Before the fees for technology development and consultation services mentioned in the Service Agreement are fully repaid, without the written consent of the Pledgee,

(a)	The Pledgor shall not transfer the equity held by it by any means for any reason;

(b)	The pledgor shall not transfer the pledge right.

2.	When exercising the pledge right, the Pledgee shall issue a notice of default to the Pledgor.

3.	The Pledgee may exercise the right to dispose of pledge right at the same time as or at any time after the notice of default is given in accordance with clause 3 of Article VII.

4.

The Pledgee has the right to discount all or part of the equity under this Agreement according to legal procedures, or to be compensated first with the price of auction or sale of the equity, until the unpaid fees for technology development and consulting service and all other payables under the Service Agreement are compensated.

5.

When the Pledgee disposes of pledge right in accordance with this Agreement, the Pledgor shall not set up obstacles and shall provide necessary assistance to enable the Pledgee to realize its pledge right.

IX. Transfer

1.	The Pledgor shall not be entitled to grant or transfer its rights and obligations under this Agreement except with the prior consent of the Pledgee.

2.	This Agreement is binding on the Pledgor or its successors, and valid for the Pledgee and each of its successors.

X. Termination

This Agreement is terminated after the Pledgor and the Target Company have fully and completely fulfilled all obligations under transaction document and paid off all secured obligations. The Pledgee shall terminate this Agreement and assist the Pledgor in canceling the registration of the pledged equity within a reasonably feasible time.

XI. Handling Fees and Other Expenses

1.

All expenses and actual expenditures related to this Agreement, including but not limited to legal fees, production costs, stamp duty and any other taxes and expenses, shall be borne by the Target Company. If the law requires the Pledgee to pay the relevant taxes and fees, the Pledgor shall compensate the Pledgee in full for the taxes and fees paid by the Pledgee.

2.

If the Pledgor fails to pay any taxes and fees payable by it in accordance with the provisions of this Agreement, or causes the Pledgee to take any recourse by any ways or means due to other reasons, the Pledgor shall bear all expenses arising therefrom (including but not limited

Exhibit 4.10

to various taxes and fees, handling fees, management fees, legal fees, attorney fees and various insurance premiums).

XII. Force Majeure

1.

If the performance of this Agreement is delayed or hindered by any force majeure event, the party affected by the force majeure shall not bear any responsibility under this Agreement only for this part of the delayed or hindered performance.

2.

“Force majeure event” means any event beyond the reasonable foreseeability and control of a party, which is inevitable and insurmountable with the reasonable attention of the affected party, including but not limited to government actions, natural forces, infectious diseases, fire disasters, explosions, storms, floods, earthquakes, tides or wars. However, the lack of credit, funds or financing shall not be regarded as a matter beyond the reasonable control of a party.

3.

The party seeking exemption from performance under this Agreement or any provision hereof affected by force majeure shall notify the other party of such exemption and inform it of the steps to be taken to complete performance as soon as possible.

4.

The party affected by force majeure shall not be liable for failure to perform its obligations under this Agreement, but the affected party shall try its best to reduce the losses caused to the other party, and the obligations not performed shall be limited to those not performed due to force majeure. After the event of force majeure ends, the parties agree to resume the performance of obligations under this Agreement with their best efforts.

XIII. Governing Laws and Dispute Resolution

1.

The execution, validity, interpretation, performance, amendment and termination of this Agreement and the dispute resolution shall be governed by the laws of China (excluding Hong Kong, Macau and Taiwan).

2.

In the event of any dispute between the parties concerning the interpretation and performance of the terms of this Agreement, the parties shall resolve the dispute through negotiation. If the dispute cannot be resolved through negotiation within fifteen (15) working days after its occurrence, either party shall be entitled to submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules in effect at that time. The arbitral tribunal shall consist of three (3) arbitrators appointed in accordance with the arbitration rules, one (1) arbitrator appointed by the claimant and one (1) arbitrator appointed by the respondent, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by the China International Economic and Trade Arbitration Commission. The arbitration language is Chinese. The arbitration award shall be final and binding on the parties. During the dispute resolution, the party shall continue to enjoy its other rights under this Agreement and shall continue to perform its corresponding obligations.

3.

The arbitral tribunal may award the indemnity or compensation to the Pledgee for losses caused to the Pledgee due to the default by other parties hereto in respect of the equity interests, assets or property interests of the Target Company, award injunctive relief in respect of the relevant business or compulsory asset transfer, or order the Target Company to go

Exhibit 4.10

bankrupt. After the arbitration award becomes effective, either party shall be entitled to apply to the court with jurisdiction for enforcement of arbitration award. If necessary, before making a final ruling on the disputes between the parties, the arbitration institution shall be entitled to rule that the breaching party should immediately stop the breach of Agreement or that the breaching party should not engage in any act that may further expand the losses suffered by the Pledgee. The courts of Hong Kong, the Cayman Islands or other courts with jurisdiction (the court where the domicile of the Target Company is located, and the court where the main assets of the Target Company or the Pledgee are located shall be deemed to have jurisdiction) shall also be entitled to grant or enforce the award of arbitral tribunal, to award or enforce provisional relief for the equity interest or property interest of the Target Company, and to make an award or judgment to give provisional relief to the party initiating arbitration while awaiting the formation of arbitral tribunal or in other appropriate circumstances, such as an award or judgment that the breaching party should immediately stop the breach of Agreement or that the breaching party should not engage in any act that may further expand the losses suffered by the Pledgee.

XIV. Notice

Unless there is a written notice to change the address below, the notice under this Agreement shall be sent by personal delivery or registered mail to the address below. If the notice is sent by registered mail, the date of receipt recorded on the receipt of registered mail shall be the date of service; if it is sent by personal delivery, the date of service shall be the date of delivery:

Pledgee: Shanghai Zhishi Commercial Consulting Co., Ltd.

Address: No. 9, Lane 2211, Longdong Avenue, Pudong District, Shanghai

Tel: ***********

Recipient: Sike Li

Pledgor: Sike Li

Address: **********

Tel: ***********

Recipient: Sike Li

Pledgor: Lingtao Zhang

Address: **********

Tel: ***********

Recipient: Lingtao Zhang

Pledgor: Nanjing Zhizhe Tianxia Information Technology Co., Ltd.

Address: Gate 11, Block A, 768 Creative Industry Park, Haidian District, Beijing

Tel: ***********

Recipients: Ning Zhang/Zhiwei Cai/Zhongyu Fan

Target Company: Shanghai Pinzhi Education Technology Co., Ltd.

Address: No. 9, Lane 2211, Longdong Avenue, Pudong District, Shanghai

Tel: ***********

Recipient: Sike Li

Exhibit 4.10

XV. Annexes

The annexes listed in this Agreement are an integral part of this Agreement.

XVI. Severability

If any clause hereunder is invalid or unenforceable due to inconsistency with relevant laws, such clause shall only be invalid or unenforceable within the jurisdiction of such law, and shall not affect the legal effect of other clauses hereunder.

XVII. Effective

1.	This Agreement and any modification, supplement or alteration shall be in written form and shall come into effect after being signed and sealed by the parties.

2.

This Agreement is made in quintuplicate, with two natural persons and one legal person as the Pledgor holding one copy, and the Pledgee and the Target Company holding one copy respectively, which have the same legal effect.

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Shanghai Zhishi Commercial Consulting Co., Ltd. (Seal)

Signature:	/s/ Sike Li
Name:	Sike Li
Position:	Legal representative

Signature Page for the Share Pledge Agreement

There is no text in this page. It is the signature page for the Share Pledge Agreement.

Sike Li

Signature:	/s/ Sike Li

Signature Page for the Share Pledge Agreement

There is no text in this page. It is the signature page for the Share Pledge Agreement.

Lingtao Zhang

Signature:	/s/ Lingtao Zhang

Signature Page for the Share Pledge Agreement

There is no text in this page. It is the signature page for the Share Pledge Agreement.

Nanjing Zhizhe Tianxia Information Technology Co., Ltd. (Seal)

Signature:	/s/ (Seal)

Signature Page for the Share Pledge Agreement

There is no text in this page. It is the signature page for the Share Pledge Agreement.

Shanghai Pinzhi Education Technology Co., Ltd. (Seal)

Signature:	/s/ Sike Li
Name:	Sike Li
Position:	Legal representative

Signature Page for the Share Pledge Agreement

Annex I

Certificate of Shanghai Pinzhi Education Technology Co., Ltd.

(No. 001)

Shanghai Pinzhi Education Technology Co., Ltd. was founded on November 17, 2017, registered with the Shanghai Pudong New Area Administration for Market Regulation and changed its registration with the Shanghai Qingpu District Administration for Market Regulation. Unified social credit code: *********************. As of the date of this capital contribution certificate, the registered capital of the Company is RMB 10,000,000.

Sike Li (ID No.: ******************), the Company’s shareholder, has subscribed RMB 3,500,000 in the registered capital and holds 35% of the equity, all of which has been pledged to Shanghai Zhishi Commercial Consulting Co., Ltd. In witness whereof, the Company hereby issue this certificate.

Shanghai Pinzhi Education Technology Co., Ltd. (Seal)

Signature:
Name:	Sike Li
Position:	Legal representative

Date:

Annex I

Annex I

Certificate of Shanghai Pinzhi Education Technology Co., Ltd.

(No. 002)

Shanghai Pinzhi Education Technology Co., Ltd. was founded on November 17, 2017, registered with the Shanghai Pudong New Area Administration for Market Regulation and changed its registration with the Shanghai Qingpu District Administration for Market Regulation. Unified social credit code: *********************. As of the date of this capital contribution certificate, the registered capital of the Company is RMB 10,000,000.

Lingtao Zhang (ID No.: ******************), the Company’s shareholder, has subscribed RMB 1,000,000 in the registered capital and holds 10% of the equity, all of which has been pledged to Shanghai Zhishi Commercial Consulting Co., Ltd. In witness whereof, the Company hereby issue this certificate.

Shanghai Pinzhi Education Technology Co., Ltd. (Seal)

Signature:
Name:	Sike Li
Position:	Legal representative

Date:

Annex I

Annex I

Certificate of Shanghai Pinzhi Education Technology Co., Ltd.

(No. 003)

Shanghai Pinzhi Education Technology Co., Ltd. was founded on November 17, 2017, registered with the Shanghai Pudong New Area Administration for Market Regulation and changed its registration with the Shanghai Qingpu District Administration for Market Regulation. Unified social credit code: *********************. As of the date of this capital contribution certificate, the registered capital of the Company is RMB 10,000,000.

Nanjing Zhizhe Tianxia Information Technology Co., Ltd. (unified social credit code: *********************), the Company’s shareholder, has subscribed RMB 5,500,000 in registered capital and holds 55% of the equity, all of which has been pledged to Shanghai Zhishi Commercial Consulting Co., Ltd. In witness whereof, the Company hereby issue this certificate.

Shanghai Pinzhi Education Technology Co., Ltd. (Seal)

Signature:
Name:	Sike Li
Position:	Legal representative

Date:

Annex I

Annex II

Register of Shareholders of Shanghai Pinzhi Education Technology Co., Ltd.

Name or designation shareholder	Address	Capital contribution certificate No.	Equity ratio	Subscribed capital contribution (RMB)	Registration of pledge
Sike Li	**********	001	35%	3,500,000	It has been pledged to Shanghai Zhishi Commercial Consulting Co., Ltd.
Lingtao Zhang	**********	002	10%	1,500,000	It has been pledged to Shanghai Zhishi Commercial Consulting Co., Ltd.
Nanjing Zhizhe Tianxia Information Technology Co., Ltd.	Shiqiu Film and Television City, Shiqiu Street, Lishui District, Nanjing	003	55%	5,500,000	It has been pledged to Shanghai Zhishi Commercial Consulting Co., Ltd.

Shanghai Pinzhi Education Technology Co., Ltd. (Seal)

Signature:
Name:	Sike Li
Position:	Legal representative

Date:

Annex II